UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities and Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vallon Pharmaceuticals, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date
June 9, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 9, 2022: The Notice of Annual Meeting and Proxy Statement, our Annual Report for the year ended December 31, 2021 and proxy card, are available at http://www.proxyvote.com.

________________________
In this Proxy Statement, the words “Vallon,” the “Company,” “we,” “our,” “us” and similar terms refer to Vallon Pharmaceuticals, Inc. unless the context indicates otherwise.

100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(267) 607-8255

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders (Annual Meeting) of Vallon Pharmaceuticals, Inc. (Company) will be held on Thursday, June 9, 2022 at 9:00 a.m., local time, at the offices of Thompson Hine, LLP, 335 Madison Avenue, 12th Floor, New York, NY 10017, for the following purposes:

1.To elect (i) David Baker to the Company's Board of Directors (Board of Directors or Board), to serve as a Class I director for the remaining two years of the Class’s term or until such person's successor is duly elected and qualified, and (ii) each of Richard Ammer and Marella Thorell to the Company's Board of Directors, to serve as Class II directors until the Company's 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.
2.To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.
3.To approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.
4.To vote, on an advisory, non-binding basis, on the frequency of an advisory vote on executive compensation.
5.To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

The Company's Board of Directors has fixed the close of business on April 14, 2022 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof (Record Date). The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

While we intend to hold the Annual Meeting in person as scheduled, we are sensitive to public health and travel concerns and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) pandemic. As a result, we may decide to hold the Annual Meeting virtually instead of in-person. We would publicly announce a determination to a hold the Annual Meeting virtually in a press release available at www.vallon-pharma.com as soon as practicable before the Annual Meeting as well as by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting. Details on how to participate would be made available on our website at www.vallon-pharma.com prior to the meeting.

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the "Questions and Answers About the Proxy Materials, Voting and the Annual Meeting" section of this Proxy Statement and your enclosed proxy or voting instruction card.

By Order of the Board of Directors,

David Baker
Chief Executive Officer

April 29, 2022
Vallon Pharmaceuticals - Notice of 2022 Annual Meeting

2022 PROXY STATEMENT SUMMARY

Set forth below are highlights of important information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Record Date	Place*	Number of Common Shares Eligible to Vote as of the Record Date
9:00 a.m. (Eastern Time) on June 9, 2022	April 14, 2022	335 Madison Avenue, 12th Floor, New York, NY 10017	6,812,836
* Due to concerns about the coronavirus (COVID-19) pandemic, we may hold the Annual Meeting virtually. The determination to hold the Annual Meeting virtually will be announced in a press release available at www.vallon-pharma.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

VOTING MATTERS

Board Recommendation
Proposal No. 1:	The election of (i) David Baker to the Company's Board of Directors, to serve as a Class I director for the remaining two years of the Class’s term or until such person's successor is duly elected and qualified and (ii) and each of Richard Ammer and Marella Thorell to the Company's Board of Directors, to serve as Class II directors until the Company's 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.	FOR ALL
Proposal No. 2:	The ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.	FOR
Proposal No. 3:	Approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.	FOR
Proposal No. 4:	Advisory, non-binding vote on the frequency of an advisory vote on executive compensation.	ONCE EVERY YEAR

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of David Baker, Richard Ammer and Marella Thorell, each of whom currently serve on our Board of Directors. Our directors are divided into three classes, Class I directors, Class II directors and Class III directors, serving staggered three-year terms. Directors are elected by a plurality of votes cast. Detailed information about the background and areas of expertise of each director and director nominee can be found in the "Executive Officers and Directors - Directors" section of this Proxy Statement.

				Committee Membership
Name	Age	Director Since	Principal Occupation	AC	CC	NCGC

David Baker	58	2019	Chief Executive Officer, Vallon Pharmaceuticals, Inc.
Richard Ammer	51	2019	Managing Owner, MEDICE Arzneimittel Pütter GmbH & Co. KG
Marella Thorell	54	2021	Chief Accounting Officer, Centessa Pharmaceuticals plc	♦	♦

AC = Audit Committee; CC = Compensation Committee; NCGC = Nominating and Corporate Governance Committee

Vallon Pharmaceuticals - 2022 Proxy Statement | 1

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Size of Board (set by the Board)	5
Number of Independent Directors	3
Independent Chair of the Board	(1)
Review of Independence of the Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standards for Election of Directors in Uncontested Elections	Plurality
Diversity of Board Background, Experience and Skills	Yes
(1) The Company’s independent Board Chair, Ofir Levi, resigned as of March 28, 2022. The Company is currently in the process of determining the next Board Chair.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS, VOTING AND ATTENDING THE ANNUAL MEETING

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the U.S. Securities and Exchange Commission (SEC). This approach provides a timely and convenient method of accessing the materials and voting. On or about April 25, 2022, we will begin mailing a “Notice of Internet Availability of Proxy Materials” to stockholders, which will include instructions on how to access our notice of annual meeting of stockholders, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (Annual Report) and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our Annual Report, if you prefer.

What is the purpose of the proxy materials?

Our Board of Directors is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (Annual Meeting), which will take place on Thursday, June 9, 2022 at 9:00 a.m., Eastern Time, at the offices of Thompson Hine, LLP, 335 Madison Avenue, 12th Floor, New York, NY 10017. You received a Notice of Internet Availability of Proxy Materials because you owned shares of Vallon common stock at the close of business on April 14, 2022 (Record Date), and that entitles you to vote at the Annual Meeting. The proxy materials describe the matters on which our Board of Directors would like you to vote and contain information that we are required to provide to you under the rules of the SEC when we solicit your proxy. As many of our stockholders may be unable to attend the Annual Meeting, proxies are solicited to give each stockholder an opportunity to vote on all matters that will properly come before the Annual Meeting. References in this Proxy Statement to the Annual Meeting include any adjournments or postponements of the Annual Meeting.
What is included in the proxy materials?

The proxy materials include:

•the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement (Proxy Statement);
•our Annual Report; and
•a proxy or voting instruction card that accompanies these materials.

What information is contained in this Proxy Statement and our Annual Report?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, beneficial owners of our common stock, corporate governance matters, the compensation of our directors and certain of our executive officers and other required information. Our Annual Report contains information about our business, our audited financial statements and other important information that we are required to disclose under the rules of the SEC.
Vallon Pharmaceuticals - 2022 Proxy Statement | 2

How can I access the proxy materials over the Internet?

The Notice of Internet Availability of Proxy Materials contains instructions on how to:

•view the proxy materials for the Annual Meeting on the Internet and vote your shares; and
•instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available at http://www.proxyvote.com, where you will be asked to enter your 16 digit control number provided in the Notice of Internet Availability of Proxy Materials in order to access such materials.

Choosing to receive your future proxy materials or "Notice and Access" notification by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal No. 1:	The election of (i) David Baker to the Company's Board of Directors, to serve as a Class I director for the remaining two years of the Class’s term or until such person's successor is duly elected and qualified and (ii) each of Richard Ammer and Marella Thorell to the Company's Board of Directors, to serve as Class II directors until the Company's 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.
Proposal No. 2:	The ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proposal No. 3:	Approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.
Proposal No. 4:	Advisory, non-binding vote on the frequency of an advisory vote on executive compensation.

See the Proposals section of this Proxy Statement for information on these proposals. We will also consider any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof. See “What happens if additional matters are presented at the Annual Meeting?” below.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

Board Recommendation
Proposal No. 1:	The election (i) David Baker to the Company's Board of Directors, to serve as a Class I director for the remaining two years of the Class’s term or until such person's successor is duly elected and qualified and (ii) each of Richard Ammer and Marella Thorell to the Company's Board of Directors, to serve as Class II directors until the Company's 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.	FOR ALL
Proposal No. 2:	The ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR
Proposal No. 3:	Approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.	FOR
Proposal No. 4:	Advisory, non-binding vote on the frequency of an advisory vote on executive compensation.	ONCE EVERY YEAR

Vallon Pharmaceuticals - 2022 Proxy Statement | 3

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, David Baker and Leanne Kelly, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof. If, for any reason, any of the director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How many votes do I have?

There were 6,812,836 shares of common stock issued and outstanding as of the close of business on the Record Date. Each share of our common stock that you owned as of the Record Date entitles you to one vote on each matter presented at the Annual Meeting. Cumulative voting for directors is not permitted.
What is the difference between holding shares as a "stockholder of record" as compared to as a "beneficial owner"?

Most of our stockholders hold their shares as a beneficial owner through a broker, bank, trust or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions contained in the Notice of Internet Availability of Proxy Materials or on the proxy card that accompanied your proxy materials. See “How can I vote my shares without attending the Annual Meeting?” below.

•Beneficial Owner: If your shares are held through a broker, bank, trust or other nominee, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and certain proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction card provided to you by your broker, bank, trustee, or other nominee. See “How can I vote my shares without attending the Annual Meeting?” below.

How can I vote my shares in person at the Annual Meeting?

If you hold your shares held in your name as the stockholder of record, you may vote in person at the Annual Meeting (or virtually during the Annual Meeting, if we decide to hold the Annual Meeting virtually). If you are the beneficial owner of shares held in street name, you may vote your shares in person at the Annual Meeting (or virtually during the Annual Meeting, if we decide to hold the Annual Meeting virtually) only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or as the beneficial owner of shares held in street name, you may direct how your shares are voted without attending the Annual Meeting.
•Stockholder of Record: If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card that accompanied your proxy materials.

•Beneficial Owner: If you are the beneficial owner of shares held in street name, you may also vote by proxy over the Internet, by telephone or by mail (if you properly request a paper copy of these proxy materials) by following the instructions in the Notice of
Vallon Pharmaceuticals - 2022 Proxy Statement | 4

Internet Availability of Proxy Materials or on the voting instruction card provided to you by your broker, bank, trustee, or other nominee.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•granting a new proxy bearing a later date by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card that accompanied your proxy materials;

•providing a written notice of revocation to our Corporate Secretary at 100 N. 18th Street, Suite 300, Philadelphia, Pennsylvania 19103, which notice must be received by our Corporate Secretary before the Annual Meeting; or

•attending the Annual Meeting and voting in person.

If you are the beneficial owner of shares held in street name, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:
•submitting new voting instructions to your broker, bank, other trustee, or nominee by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee, or other nominee; or

•if you have obtained a valid legal proxy from your broker, bank, trustee, or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person using the valid legal proxy.

Note that for both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy or voting instructions to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

What is a "broker non-vote"?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank trust or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trust or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposals No. 1, 3 and 4 are considered a "non-routine" matter, while Proposal No. 2 to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2022 is considered a "routine" matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal Nos. 1, 3 or 4 and a broker non-vote will occur on these matters. In tabulating the voting results for Proposals No. 1, 3 and 4, shares that constitute broker non-votes are not considered voting power present with respect to those proposals. Thus, broker non-votes will not affect the outcome of Proposal Nos.1, 3 and 4. Because Proposal No. 2 is a "routine" matter, a broker, bank, trustee or other nominee will be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter.

How many shares must be present or represented to conduct business at the Annual Meeting?

A "quorum" is necessary to conduct business at the Annual Meeting. A quorum is established if the holders of a majority of all shares issued and outstanding and entitled to vote at the Annual Meeting are present at the Annual Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board of Directors, or represented by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Vallon Pharmaceuticals - 2022 Proxy Statement | 5

What are the voting requirements to approve the proposals discussed in this Proxy Statement?

•Proposal No. 1: Election of directors. Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instructions. A plurality of the votes cast by the holders of record of common stock entitled to vote in the election of directors is required to elect director nominees, and as such, the three nominees who receive the greatest number of votes cast by stockholders entitled to vote on the matter will be elected. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•Proposal No. 2: Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of the holders of shares having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on the proposal (meaning the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal). Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares. Abstentions will have no effect on the outcome of this proposal.

•Proposal No. 3: Approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement. Votes may be cast on and advisory non-binding basis: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 3 requires the affirmative vote of the holders of shares having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on the proposal (meaning the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal). Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•Proposal No. 4: Advisory, non-binding vote on the frequency of an advisory vote on executive compensation. Votes may be cast, on an advisory, non-binding basis, to fix the frequency: ONCE EVERY YEAR, ONCE EVERY TWO YEARS, ONCE EVERY THREE YEARS or you may ABSTAIN. The option of “ONCE EVERY YEAR”, “ONCE EVERY TWO YEARS” or “ONCE EVERY THREE YEARS” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by the Company’s stockholders. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as for soliciting votes. Our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. We will not pay our directors, officers or employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the applicable proxy materials to their principals and to obtain authority to execute proxies and will reimburse them for certain costs in connection with such activities.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Vallon Pharmaceuticals - 2022 Proxy Statement | 6

Attending the Meeting

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Vallon stockholder as of the Record Date (April 14, 2022), or you hold a valid legal proxy from a stockholder of record for attending or voting at the Annual Meeting. You must present valid government-issued photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 14, 2022, or a copy of the voting instruction card provided by your broker, bank, trustee, or other nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.
Please let us know if you plan to attend the Annual Meeting by indicating your plans when prompted if you vote by Internet or telephone or, if you vote by mail, by marking the appropriate box on your proxy or voting instruction card.
The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures. The offices of Thompson Hine LLP. are located at 335 Madison Avenue, 12th Floor, New York, NY 10017.

See “Could emerging developments regarding the coronavirus affect Vallon’s ability to hold an in-person meeting?” below for information regarding how to attend, participate in and vote at the Annual Meeting if we decide to hold a virtual meeting.

Could emerging developments regarding the coronavirus affect Vallon’s ability to hold an in-person meeting?

We are monitoring the coronavirus situation closely. If we determine that holding an in-person Annual Meeting could pose a risk to the safety and health of our stockholders, employees and directors, we may decide to hold a virtual Annual Meeting instead. If we decide to use a virtual format, we will make a public announcement as soon as practicable prior to the Annual Meeting.

If we decide to hold a virtual Annual Meeting, it will be designed to provide the same rights to participate as you would have at an in-person meeting. You will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers.

PROPOSALS

Proposal 1: Election of Directors

Our Amended and Restated Certificate of Incorporation (Certificate of Incorporation) provides that our directors be divided into three classes, Class I directors, Class II directors and Class III directors, serving staggered three-year terms. The terms of our Class I and Class II directors will expire at the Annual Meeting. Our Board of Directors has nominated, upon the recommendation of our Nominating and Corporate Governance Committee, (i) David Baker as a Class I director for the remaining two years of the Class’s term or until such person's successor is duly elected and qualified, or until his earlier death, resignation, removal or retirement, and (ii) each of Richard Ammer and Marella Thorell for election as Class II directors at the Annual Meeting, to serve a three-year term expiring at our 2025 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified, or until his earlier death, resignation, removal or retirement. Mr. Baker is currently serving as a Class I director and Dr. Ammer and Ms. Thorell are currently serving as a Class II directors. We expect each nominee will be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by our Board of Directors.

Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board of Directors to determine that such nominee should serve as a director are discussed in the "Executive Officers and Directors" section of this Proxy Statement.

Vallon Pharmaceuticals - 2022 Proxy Statement | 7

Vote Required and Recommendation of Our Board of Directors

The three director nominees receiving the highest number of FOR votes will be elected to our Board of Directors, with Mr. Baker to serve until our 2024 Annual Meeting of Stockholders, and Dr. Ammer and Ms. Thorell to serve until our 2025 Annual Meeting of Stockholders, or until such persons’ successor is duly elected and qualified, or until his earlier death, resignation, removal or retirement.

Our Board of Directors recommends that stockholders vote FOR ALL on Proposal No. 1 to elect David Baker, Richard Ammer and Marella Thorell.

Proposal 2: Ratification of Appointment of Independent Registered Accounting Firm

Our Audit Committee has appointed EisnerAmper LLP (EisnerAmper) as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. Although stockholder ratification of the appointment of EisnerAmper is not required by our Amended and Restated Bylaws (Bylaws) or otherwise, our Board of Directors believes that it is desirable to give our stockholders the opportunity to ratify this appointment as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may or may not change, its appointment of EisnerAmper as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Even if the selection is ratified, our Audit Committee may, at its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is desirable. Representatives of EisnerAmper are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Information regarding the fees paid to our independent registered public accounting firm in 2021 and 2020 and our pre-approval policies relating to such fees is discussed in the "Independent Registered Public Accounting Firm" section of this Proxy Statement.

Vote Required and Recommendation of Our Board of Directors

The ratification of this Proposal No. 2 requires the affirmative vote of the holders of shares having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on the proposal (meaning the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal).

Our Board of Directors recommends that stockholders vote FOR on Proposal No. 2 to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3: Approval, on and Advisory, Non-Binding Basis, the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory, non-binding basis (commonly referred to as “say-on-pay”), to approve the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

This non-binding, advisory proposal is not binding on the Board of Directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding named executive officer compensation arrangements.

Vote Required and Recommendation of Our Board of Directors

The approval of this Proposal No. 3 requires the affirmative vote of the holders of shares having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on the proposal (meaning the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST the proposal).

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Our Board of Directors recommends that stockholders vote FOR on Proposal No. 3 to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement, and adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the “Executive Compensation” section, set forth in the Company’s definitive Proxy Statement for the Annual Meeting, is hereby APPROVED.”

Proposal 4: Advisory, Non-Binding Vote on the Frequency of an Advisory Vote on Executive Compensation.

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote, on an advisory, non-binding basis, for their preference as to how frequently to include future advisory votes on the compensation of the Company’s named executive officers. [This is the Company’s first time seeking an advisory vote on frequency of say-on-pay because the Annual Meeting is our first annual meeting of stockholders.] By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years or abstain from voting on this proposal. For the reasons described below, the Board of Directors recommends that its stockholders select a frequency of [every year, or an annual vote].

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs [every year] is the most appropriate alternative for the Company, and therefore the Company’s Board of Directors recommends that you vote for an annual interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered [that an annual advisory vote on executive compensation will allow the Company’s stockholders to provide the Company with their direct input on the Company’s compensation philosophy, policies, and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on corporate governance matters and the Company’s executive compensation philosophy, policies, and practices]. The Company understands that its stockholders may have different views as to what is the best approach for the Company, and the Company looks forward to hearing from its stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of once every year, once every two years, once every three years, or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS” and “ONCE EVERY THREE YEARS” that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Vallon Pharmaceuticals, Inc.. is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

Vote Required and Recommendation of Our Board of Directors

[The option of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS” or “ONCE EVERY THREE YEARS” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by the Company’s stockholders. Broker non-votes and abstentions will have no effect on the outcome of this proposal.]. However, because this vote is advisory and not binding on the Board of Directors or us in any way, the Board of Directors may decide that it is in the best interests of the Company’s stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Our Board of Directors recommends that stockholders vote for the selection of [“ONCE EVERY YEAR”] on Proposal No. 4 as the frequency with which stockholders are asked to provide an advisory vote on the compensation of the Company’s named executive officers, and adopt the resolution set forth above.

Other Proposed Action

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote on such matters in accordance with the recommendation of our Board of Directors.

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EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names and ages of all of our executive officers and directors as of April 20, 2022.

Name	Age	Position
Executive Officers
David Baker	58	President, Chief Executive Officer and Director (Principal Executive Officer)
Leanne Kelly	45	Chief Financial Officer (Principal Financial and Accounting Officer)

Non-Employee Directors
Joseph Payne(1)(2)(3)	50	Director
Richard Ammer	51	Director
Marella Thorell(1)(2)	54	Director
Meenu Karson(1)	49	Director

Key Consultant
Timothy Whitaker, M.D.	63	Chief Medical Officer
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and corporate governance committee.

Executive Officers

Biographical information regarding our executive officers as of April 20, 2022 is set forth below. Our executive officers are appointed by our Board of Directors.
David Baker has served as our President and Chief Executive Officer since January 15, 2019, and as a member of the board of directors from that time until August 23, 2019, and upon the consummation of the initial public offering (IPO) of our common stock on February 12, 2021, he was again appointed as a director. Prior to being appointed our President and Chief Executive Officer, he served as a consultant to our company since January 15, 2018. He previously served as the Interim Chief Executive Officer and Chief Commercial Officer of Alcobra Ltd. (now known as Arcturus), where he oversaw the development of ADAIR. Prior to joining Alcobra Ltd., he worked at Shire Pharmaceuticals for 10 years, including as Vice President of Commercial Strategy and New Business in the Neuroscience Business Unit. In that role, Mr. Baker led the commercial assessment of neuroscience licensing opportunities, managed commercial efforts on pipeline CNS products, and led the long-term strategic planning process. Previously, he served as Global General Manager for Shire’s Vyvanse® where he led the launch of Vyvanse and led global expansion efforts including successful establishment of a partnership in Japan and launches in Canada and Brazil. Prior to that, Mr. Baker served as Vice President of Marketing for all of Shire’s ADHD products. From 1990 through 2004, Mr. Baker worked at Merck & Co., where he held positions of increasing responsibility in marketing, sales, market research, and business development. In addition to his knowledge and experience with CNS medications, Mr. Baker’s expertise includes therapeutics for osteoporosis, migraine, and hyperlipidemia. He has been directly involved with the marketing of five medications with annual sales in excess of $1 billion each. Mr. Baker graduated Magna Cum Laude with a bachelor’s degree in Economics and Computer Science from Duke University. He earned a Master of Business Administration in Marketing from Duke’s Fuqua School of Business. Mr. Baker also serves on the board of directors of Benchworks, Inc., a private healthcare advertising agency.
We believe Mr. Baker’s extensive experience in the biopharmaceuticals industry and his in-depth understanding of our business, strategy and management team qualifies him to serve on our board of directors.
Leanne Kelly has served as our Chief Financial Officer since May 2021. She brings over 20 years of experience leading private and publicly traded companies across life science, technology and e-Commerce sectors with a foundation in public accounting. Prior to joining Vallon, she most recently served as the Controller and Executive Director, Global Financial Reporting at OptiNose, Inc., a $74 million revenue specialty pharmaceutical company. Over the course of her career, she has held Senior Vice President of Finance, Controller and Chief Financial Officer positions in private and public companies such as Flower Orthopedics, Iroko Pharmaceuticals, LLC, and Genaera Corporation. Ms. Kelly began her career as an auditor with KPMG LLP. While serving in those roles, Ms. Kelly's work included multi-million dollar financings, M&A diligence and support. She also has experience in financial oversight, internal and external financial
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reporting, forecasting, and financial analysis, as well as investor and public relations. Ms. Kelly received her Bachelor of Science degree in Business Economics with a concentration in Accounting from Lehigh University, and is a licensed CPA (inactive status) in the state of Pennsylvania.
Key Consultant and Employee
Timothy Whitaker, M.D. is a part-time consultant that has served as our Chief Medical Officer since April 2018. He brings over 20 years of experience in the pharmaceutical industry and nearly a decade in academic medicine. His pharmaceutical industry experience involves extensive leadership and management of many global clinical development programs, achieving numerous global regulatory approvals. The majority of this work has been in neuroscience and includes leading the development and approval of multiple ADHD medications. Most recently, Dr. Whitaker served as the Chief Medical Officer at Alder Biopharmaceuticals leading a positive Phase III study in the development of a CGRP antagonist for migraine. Prior to that, Dr. Whitaker worked at Shire for more than 10 years, most recently as VP and Neuroscience Therapeutic Area Head, Global Clinical Development. Prior to Shire, Dr. Whitaker served as a Senior Director — Neuroscience at Wyeth Research with a focus on sleep disorders and life cycle management for Effexor®. Prior to joining industry, Dr. Whitaker held a variety of clinical and teaching positions at the University of Vermont (UVM) College of Medicine and the Medical Center Hospital of Vermont, including Associate Professor of Psychiatry, Director of the Inpatient Services, Executive Committee of the Vermont Regional Sleep Disorders Center, and Director of the Psychopharmacology Clinic. He earned his bachelor’s degree from Duke University, and his medical degree from Wake Forest University School of Medicine. He completed a residency training program in psychiatry and a fellowship in clinical psychopharmacology at UVM/Medical Center Hospital of Vermont in Burlington.

Penny Toren served as our Senior Vice President, Regulatory Affairs, from April 2018 to April 2022. She has over 25 years of Regulatory and Clinical Development experience in the pharmaceutical industry from Glaxo SmithKline, AstraZeneca, Cephalon, and Teva. At Vallon, Ms. Toren headed the Regulatory Affairs & Program Management function, providing regulatory strategies to optimize the most efficient and effective outcomes for Vallon’s drug products as well as ensuring full compliance with FDA and DEA regulations for products in development through post approval. From 2003 until April 2018, Ms. Toren developed the Global Regulatory Policy & Intelligence function for Teva’s Specialty, Generic, & Biosimilar portfolio. In this role, Ms. Toren participated in several FDA, PhRMA, and BIO cross company working groups to address regulatory policy for abuse deterrent products. Prior to that, Ms. Toren led the successful registration of Fentora®, negotiated approval of the first RiskMap for opioids, and was a driver of the initial development of the Fentora® and Actiq® REMS programs. Ms. Toren earned her bachelor’s degree in Chemistry and Biology from Florida Atlantic University, an MS in Biostatistics and Epidemiology from New York Medical College.

As of April 19, 2022, Ms. Toren is no longer employed by the Company.

Directors

Biographical information as of April 20, 2022 and the attributes, skills and experience of each director that led our nominating and corporate governance committee and our Board of Directors to determine that such individual should serve as a director are discussed below.

Joseph Payne joined our board of directors in June 2018 in connection with the Amended and Restated Asset Purchase Agreement with Arcturus Therapeutics, Ltd. (Arcturus) and Amiservice Development Ltd., dates as of June 22, 2018, as the designated director nominee of Arcturus pursuant to the terms of the 2018 Voting Agreement, which voting agreement terminated upon the filing of the registration statement in connection with the IPO of our common stock. He also serves on the board of directors of Arcturus since November 2017. Mr. Payne previously served as President and Chief Executive Officer of Arcturus and on its board of directors from March 2013 to February 2018. Prior to joining Arcturus, Mr. Payne served as Senior Manager of Nitto Denko Corporation, a life sciences research company, from June 2009 until February 2013. Mr. Payne’s background includes over 20 years of drug discovery experience at Arcturus, Nitto Denko Corporation, Kalypsys Inc., Merck Research Labs, Bristol-Myers Squibb Co. and DuPont Pharmaceuticals Co. Mr. Payne received a bachelor’s degree in Chemistry, magna cum laude from Brigham Young University, a Master of Science in Synthetic Organic Chemistry from the University of Calgary and an Executive Training Certificate from MIT Sloan School of Management.
We believe Mr. Payne’s extensive experience in the biopharmaceuticals industry and as a chief executive officer of a biopharmaceutical company qualifies him to serve on our board of directors.

Richard Ammer, M.D., Ph.D. joined our board of directors in July 2019 in connection with the July 2019 private placement. Since 2003, Dr. Ammer served as general manager and since 2012 as managing owner of MEDICE Arzneimittel Pütter GmbH & Co. KG (Medice), a family-owned mid-sized pharmaceutical enterprise, where he is responsible for search and development, medical and regulatory affairs, manufacturing, market access and international marketing and distribution. Medice is affiliated with one of our principal stockholders and Dr. Ammer represents such stockholder on the Board of Directors. Since 2008, Dr. Ammer has served as a board member and Vice
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President of the German Pharmaceutical Association with a focus on research and development. Dr. Ammer graduated with a degree in medicine from Technical University, Munich, and internship at Harvard Medical School, Boston. Dr. Ammer pursued his clinical and scientific education in internal medicine at Massachusetts General Hospital in Boston from 1996 until 2000, the German Heart Center from 2000 until 2001, and the University Hospital in Muenster 2001, where he has been responsible for patients undergoing cardiac and renal care. He also established a nation-wide network of excellence and competence on cardiac arrhythmias, sponsored by the federal ministry of science (BMBF), for which he served as its general manager from 2002 to 2004. His research on atrial fibrillation, for which he obtained his PhD in 2000 from Technical University, Munich, was awarded by the European Society in Cardiology with the Young Investigator Award in Basic Science in 2001. Dr. Ammer also studied business administration and economics at University St. Gallen from 1992 until 1996, and at Harvard Extension School from 1996 until 1998 and obtained a PhD in 2005 from University St. Gallen. Since 2001, Dr. Ammer has also served as lecturer at University St. Gallen, Switzerland.
We believe Dr. Ammer’s extensive experience in the biopharmaceuticals industry and as a chief executive officer of a biopharmaceutical company qualifies him to serve on our board of directors.
Marella Thorell has served as a director and as the chairperson of our audit committee since February 2021. Ms. Thorell has more than 30 years of accomplishments in finance and operations having successfully led multiple M&A, licensing, and fundraising transactions. She has served as the Chief Accounting Officer of Centessa Pharmaceuticals plc (Nasdaq: CNTA) since April 2021 and previously served as Head of Finance somce February 2021. Prior to that, Ms. Thorell was the Chief Financial Officer of Palladio Biosciences from October 2019 to January 2021, leading their finance operations and capital strategy and execution. Before joining Palladio, she served in various capacities at Realm Therapeutics, PLC, (Nasdaq: RLM) from October 2008 until August 2019, including Chief Financial Officer, Chief Operating Officer and Executive Director. In this role, she led accounting and financial reporting operations and helped transition Realm’s focus to drug development following a strategic overhaul. She was also responsible for divesting domestic and international operating businesses and in-licensing and out-licensing assets. Earlier in her career Ms. Thorell worked for Campbell Soup Company (NYSE: CPB) in finance and operational roles of increasing responsibility and at Ernst & Young, LLP where she earned a C.P.A. Ms. Thorell also serves on the Board of Essa Pharm (Nasdaq: EPIX) and on the Board of Living Beyond Breast Cancer (lbbc.org). Ms. Thorell earned a B.S. in Business from Lehigh University, magna cum laude.
We believe Ms. Thorell’s extensive experience and education in finance and accounting in the biopharmaceuticals industry qualifies her to serve on our board of directors.

Meenu Karson has served as a director and as the chairperson of our nominating and corporate governance committee since February 2022. Ms. Karson brings over two decades of experience in various leadership roles in the life sciences and biotechnology industries. Most recently, she served as President and Chief Executive Officer of Proteostasis Therapeutics, Inc. a clinical stage biopharmaceutical company focused on the discovery and development of novel therapeutics to treat cystic fibrosis (CF) from May 2014 until December 2020. She let Proteostasis Therapeutics, Inc. through a successful IPO and raised over $300 million to advance the CF pipeline from discovery to successful completion of Phase 2 studies with three novel CFTR modulators delivered as a proprietary combination enabling the first ever personalized medicine registrational study for CF. She also led the strategic merger of Proreostasis Therapeutics, Inc. with Yumanity Therapeutics, Inc. in December 2020. From 2007 to 2014, Ms. Karson was President and Chief Executive Officer at Allozyne, Inc. Prior to her time at Allozyne, Inc., she served as the Chief Business Officer at BioXell SpA, a spin-off from Roche Pharmaceuticals where she led corporate development and financing activities. Ms. has also held roles of increasing responsibility at Novartis, Fresenius Kabi AG, Warner-Lambert Company, LLC, and Bristol-Myers Squibb Company. Currently, she serves on the board of Vasomune Therapeutics, Inc., a clinical stage biopharmaceutical company focused on the treatment of acute respiratory distress syndrome and is on the Board of Directors for the Biotechnology Innovation Organization (BIO) on its Emerging Companies Section Board. She obtained her M.B.A. from York University and her B.Sc. from the University of Toronto.
Family Relationships
There is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

Board Composition and Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of the Nasdaq Stock Market related to board diversity. This New Listing Rule 5605(f) requires smaller reporting companies to have, or explain why it does not have, at least two members of its board of directors who are diverse, as defined under said rule, including at least one director who self-identifies as Female. The second diverse director may include an individual who self-identifies as one or more of the following: Female, LGBTQ+, or an Underrepresented Minority (as defined under Nasdaq Rule 5605(f)(1)).

Currently, two of our Board members self-identified as female, and one of our Board members self-identified as an Underrepresented Minority (Asian). Our nominating and corporate governance committee believes the Board has met the diversity objectives of Nasdaq
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Listing Rule 5605(f), and the following table includes information on the diversity of our Board based upon information voluntarily provided by each director.

Board Diversity Matrix (As of April 20, 2022)
Total Number of Directors: 5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races of Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

STOCK OWNERSHIP

Stock Ownership of Directors, Officers and Principal Stockholders

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 14, 2022, as adjusted to reflect the sale of common stock offered by us in this offering, for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•each of our named executive officers;
•each of our directors and our director nominees; and
•all of our executive officers, and directors and director nominees as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, and includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of April 20, 2022. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
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The percentage of beneficial ownership in the table below is based on 6,812,836 shares of common stock deemed to be outstanding as of April 20, 2022.

	Common Stock Beneficially Owned
	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Stock
Name and Address of Beneficial Owner
Greater than 5% Stockholders
SALMON Pharma GmbH(1)	1,523,797	22.4%
Arcturus Therapeutics, Inc. (fka successor to Arcturus Therapeutics Ltd.)(2)	843,750	12.4%
Tomer Feingold(4)(13)	509,781	7.5%
Dov Malnik(3)(4)(13)	509,781	7.5%
Directors and Named Executive Officers(5)
David Baker(6)	141,968	2.0%
Leanne Kelly(7)	23,750	*
Richard Ammer(8)	1,542,126	22.6%
Joseph Payne(9)	883,661	12.9%
Marella Thorell(10)	10,000	*
Meenu Karson(11)	1,875	—%
All directors and named executive officers as a group (6 persons)	2,620,776	37.3%
_____________
*Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)SALMON Pharma GmbH’s address is Sankt-Jakobs-Strasse 90, CH-9002 Basel, Switzerland.
(2)Arcturus Therapeutics Ltd.’s address is 10628 Science Center Drive, Suite 250, San Diego, California 92121.
(3)Mr. Malnik has granted Ariel Malnik a power of attorney to vote and dispose of the shares held individually by Mr. Malnik.
(4)On March 3, 2020, the SEC filed an action against Tomer Feingold and Dov Malnik in the U.S. District Court for the Southern District of New York (SEC v. Feingold, et al., Civ. Action No. 20-cv-01881) alleging violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 14(e) of the Securities Exchange Act of 1934, as amended (Exchange Act), and Rule 14e-3 thereunder and requesting other equitable relief. As of November 23, 2021, the action has been settled with regard to Mr. Malnik. Vallon Pharmaceuticals, Inc. is not a named party or identified in this action.
(5)The address for each of our executive officers, directors and director nominees is c/o Vallon Pharmaceuticals, 100 N. 18th Street, Suite 300, Philadelphia, PA 19103.
(6)Consists of (i) 8,843 shares of common stock and (ii) 133,125 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 20, 2022.
(7)Consists of (i) 6,250 shares of common stock and (ii) 17,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 20, 2022.
(8)Consists of (i) 1,523,797 shares of common stock held by SALMON Pharma GmbH (“Salmon Pharma”), of which Dr. Ammer is an affiliate and may be deemed to have shared voting and dispositive power over the shares beneficially owned by Salmon Pharma but disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any, and (ii) 18,329 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 20, 2022.
(9)Consists of 843,750 shares of common stock held by Arcturus, of which Mr. Payne is an affiliate and may be deemed to have shared voting and dispositive power over the shares beneficially owned by Arcturus but disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any, (ii) 17,500 shares of common stock and (iii) 22,411 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 20, 2022.
(10)Includes 10,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 20, 2022.
(11)Includes 1,875 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 20, 2022.
(12)On December 30, 2020, we entered into the voting agreement with Dov Malnik and Tomer Feingold, pursuant to which, following the date of effectiveness of our initial registration statement, at every meeting of our stockholders, and at every adjournment or postponement thereof, Messrs. Malnik and Feingold (in their capacity as stockholders) shall have the right to vote all common stock held by them collectively constituting no more than 9.99% of the total number of shares of common stock issued and outstanding as of the record date for voting on the matters presented at such meeting or taking action by written consent. The common stock held or otherwise beneficially owned by Messrs. Malnik and Feingold in excess of the Share Voting Cap (as defined in the voting agreement) shall be voted at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders, in a manner that is proportionate to the manner in which all other holders of the issued and outstanding shares of common stock vote in respect of each matter presented at any such meeting and in respect of each action taken by written consent. See the section entitled “Certain Relationships and Related Party Transactions—2020 Voting Agreement”.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements during 2021 were complied with by each person who at any time during 2021 was a director or an executive officer or held more than 10% of our common stock.
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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Under the listing requirements of The Nasdaq Capital Market, independent directors must comprise a majority of a listed company’s board of directors within 12 months from the date of listing. In addition, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors and our director nominees, except Richard Ammer and David Baker, are independent directors, including for purposes of the rules of The Nasdaq Capital Market and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The composition and functioning of our Board of Directors and each of our committees comply with all applicable requirements of The Nasdaq Capital Market and the rules and regulations of the SEC.

Board Oversight of Risk

One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board of Directors administers its oversight function directly as a whole. Our Board of Directors also administers its oversight through various standing committees, which address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with financial reporting, accounting and auditing matters; our compensation committee oversees the management of risks associated with our compensation policies and programs; and our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors and director succession planning.

We continue to evaluate and enhance our disclosures and reporting practices relating to environmental, social, and governance (“ESG”) matters, and we encourage you to share your opinions with us on ESG matters. ESG issues are discussed regularly by management and the Board of Directors. The nominating and corporate governance committee reviews the Company’s environmental, safety, sustainability and corporate social responsibility policies, objectives and practices on a periodic basis.

Board Meetings

Our Board of Directors held 8 meetings during 2021. Each director attended at least 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member during 2021.

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Board Committees

Our Board of Directors established an audit committee, a compensation committee and a nominating and corporate governance committee and may establish other committees to facilitate the management of our business. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors and its committees set meeting schedules throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate.
Our Board of Directors expects to delegate various responsibilities and authority to committees as generally described below. The committees regularly report on their activities and actions to the full Board of Directors. Each member of each committee of our Board of Directors qualifies as an independent director in accordance with the listing standards of The Nasdaq Capital Market. Each committee of our Board of Directors has a written charter that was approved by our board of directors.

Copies of each charter are posted on our website at www.vallon-pharma.com under the Investors section. Information contained on our website is not incorporated by reference into this Proxy Statement. We have included our website address in this Proxy Statement solely as an inactive textual reference.
Audit Committee
The members of our audit committee are Meenu Karson, Joseph Payne and Marella Thorell, who is the chair of the audit committee.
Our audit committee assists our Board of Directors with its oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent registered public accounting firm; the design and implementation of our financial risk assessment and risk management. Among other things, our audit committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. Our audit committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of our financial affairs.
Our audit committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our audit committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor. Our audit committee reviews and oversees all related person transactions in accordance with our policies and procedures.
Each member of our audit committee is independent under the rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market applicable to audit committee members. Our Board of Directors has determined that Marella Thorell qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of The Nasdaq Capital Market listing standards. In making this determination, our Board has considered Ms. Thorell’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meets privately with our audit committee.
We believe that the composition and functioning of our audit committee complies with all applicable requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and all applicable SEC and The Nasdaq Capital Market rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee
The members of our compensation committee are Marella Thorell and Joseph Payne, who is the chair of the compensation committee.
Each member of our compensation committee is independent under the rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market applicable to compensation committee members. Our compensation committee assists our Board of Directors with its oversight of the forms and amount of compensation for our executive officers (including officers reporting under Section 16 of the Exchange Act), the administration of our equity and non-equity incentive plans for employees and other service providers and certain other matters related to our compensation programs. Our compensation committee, among other responsibilities, evaluates the performance of our chief executive officer and, in consultation with him, evaluates the performance of our other executive officers (including officers reporting under Section 16 of the Exchange Act).
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Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Joseph Payne and Meenu Karson, who is the chair of the nominating and corporate governance committee.

Each member of our nominating and governance committee is independent under the rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market, applicable to nominating and governance committee members. Our nominating and corporate governance committee assists our Board of Directors with its oversight of and identification of individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, and selects, or recommends that our Board of Directors selects, director nominees; develops and recommends to our Board of Directors a set of corporate governance guidelines; oversees the evaluation of our Board of Directors; and reviews the Company’s environmental, safety, sustainability and corporate social responsibility policies, objectives and practices on a periodic basis.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of our Board of Directors, advisors and stockholders. Any suggested director candidate, together with appropriate biographical information, should be submitted to the Chair of our nominating and corporate governance committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board of Directors. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting our Company, experience on other boards of directors preferably public company boards, and time available for meetings and consultation on Company matters. Our nominating and corporate governance committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to our Board of Directors, to our Company and our stockholders. Candidates whose evaluations are favorable are recommended by our nominating and corporate governance committee to the full Board of Directors for consideration. The full Board of Directors selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at our annual meeting of stockholders.

A stockholder wishing to nominate a person for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chair of our nominating and corporate governance committee (c/o the Corporate Secretary at Vallon Pharmaceuticals, Inc., 100 N 18th Street, Suite 300, Philadelphia, Pennsylvania 19103), providing:
•all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
•a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner or stockholder associated person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
•a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to our Corporate Secretary;
•all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to our Bylaws if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors in accordance with our Bylaws; and
•such additional information that we may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of our Company, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.

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Pursuant to our Bylaws, the submission must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholder Communication with Directors

Persons wishing to write to our Board of Directors, or to a specified director or committee of our Board of Directors, should send correspondence to our Corporate Secretary at Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103. Electronic submissions of stockholder correspondence will not be accepted.

Our Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board of Directors or to the affairs of our Company. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed fiscal year, on any other entity's board of directors, compensation committee or other committee serving an equivalent function that has one or more officers serving as a member of our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (the Code of Conduct) applicable to all of our employees, executive officers and directors. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Our Code of Conduct is available on the "Investors —Corporate Governance" section of our website at www.vallon-pharma.com.

Our nominating and corporate governance committee is responsible for overseeing our Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We intend to disclose any future amendments to, or waivers from, our Code of Conduct within four business days of the waiver or amendment through a posting on our website.

Hedging and Pledging Prohibition

Under our Insider Trading Policy, our directors, officers and employees (and such individuals’ family members, other members of their household and any person or entity whose transactions in our securities are subject to such individuals’ control or influence) are strictly prohibited from engaging the following transactions at any time: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account or pledge our securities to secure margin or other loans; and (iv) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. The full text of our Insider Trading Policy is available on the “Investors – Corporate Governance” section of our website at www.vallon-pharma.com.

Audit Committee Report

The audit committee assists our Board of Directors in overseeing and monitoring the Company’s accounting, financial reporting and internal audit processes and the external audit of the Company’s financial statements. The audit committee operates pursuant to a written charter that is available on the "Investors -Corporate Governance" section of our website at www.vallon-pharma.com.

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Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EisnerAmper, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee is responsible for assisting our Board of Directors in overseeing the conduct of these activities by management and the independent auditor. In fulfilling its oversight responsibilities with respect to our audited financial statements for the year ended December 31, 2021, the audit committee took the following actions:

•reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2021;
•discussed with EisnerAmper the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC;
•discussed with EisnerAmper their independence, and received from EisnerAmper the written disclosures and the letter required by applicable requirements of the PCAOB regarding EisnerAmper’s communications with the audit committee concerning independence; and
•discussed with EisnerAmper, with and without management present, the scope and results of EisnerAmper’s audit of the Company's financial statements for the year ended December 31, 2021, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
Based on these reviews and discussions, the audit committee recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The audit committee also has appointed, subject to stockholder ratification, EisnerAmper as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Respectfully Submitted by the
Members of the Audit Committee

Marella Thorell (Chairperson)
Joseph Payne
Meenu Karson

RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our written related party transactions policy states that our employees, officers and directors, and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related party transaction with us without the review and approval of our audit committee. The policy provides that our general counsel, or, if we do not then have a general counsel, our principal executive, financial, or accounting officer (each a Designated Officer), must be notified of any request for us to enter into a transaction with such parties in which the amount involved exceeds $120,000 as well as of the facts and circumstances of the proposed transaction. Should an employee of the Company become aware of a related party transaction, regardless of whether such employee is a party to such transaction, such employee will report the related party transaction to the Designated Officer. The Designated Officer shall report such related party transaction to the audit committee for review. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to the committee, including, but not limited to, (i) whether the transaction was undertaken in the ordinary course of business; (ii) whether the related party transaction was initiated by us, a subsidiary, or the related party; (iii) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party; (iv) the purpose of, and the potential benefits to us of, the related party transaction; (v) the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party; (vi) the related party’s interest in the related party transaction; (vii) whether the related party transaction would impair the independence of an otherwise independent director; and (viii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

Certain Relationships and Related Party Transactions

The following is a summary of each transaction or series of similar transactions since January 1, 2021, to which we have been a party that:

•The amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets as of December 31, 2021; and
Vallon Pharmaceuticals - 2022 Proxy Statement | 19

•any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.
Medice

Medice, through its affiliated entity, Salmon Pharma, owns approximately 22.4% of our issued and outstanding shares of common stock, and accordingly controls approximately 22.4% of our voting power. On January 6, 2020, we entered into a license agreement with Medice, which grants Medice an exclusive license, with the right to grant sublicenses, to develop, use, manufacture, market and sell ADAIR throughout Europe. Medice currently markets several ADHD products in Europe and is the ADHD market leader in Europe based on branded prescription market share. Medice is responsible for obtaining regulatory approval of ADAIR in the licensed territory. Under the license agreement, Medice paid Vallon a minimal upfront payment and will pay milestone payments of up to $6.3 million in the aggregate upon first obtaining regulatory approval to market and sell ADAIR in any country, territory or region in the licensed territory and upon achieving certain annual net sales thresholds.
Equity Financings

2021 Convertible Note Financing
In January 2021, we entered into a Convertible Promissory Note Purchase Agreement with certain existing stockholders, including Salmon Pharma and David Baker, our Chief Executive Officer, pursuant to which we issued convertible promissory notes (2021 Convertible Notes) for cash proceeds of $350,000. The 2021 Convertible Notes bear an interest rate of 7.0% per annum, non-compounding, and had a maturity date of September 30, 2021. The 2021 Convertible Notes were convertible into shares of our capital stock offered to investors in any subsequent equity financing, or Qualified Financing, after the date of their issuance in which we issued any of our equity securities and were convertible at a 20.0% discount to the price per share offered in such Qualified Financing.

On February 12, 2021, we consummated the IPO of our common stock, which was considered a Qualified Financing. Accordingly, the 2021 Convertible Notes converted into an aggregate of 54,906 shares of our common stock immediately prior to the closing of the IPO at a conversion price of $6.40 per share.

The following table sets forth the principal amounts under the 2021 Convertible Notes, or the Convertible Notes, acquired by 5% holders in the financing transaction described above, and the number of shares of common stock such Convertible Notes converted into in connection with the IPO.

Participants	Principal Amount under the Convertible Notes	Shares of Common Stock upon Conversion of Convertible Notes
Greater than 5% Stockholders(1)
SALMON Pharma GmbH(2)	$300,000	213,936
__________________
(1)Additional details regarding these stockholders and their equity holdings are provided in this report under the caption “Principal Stockholders.”
(2)Dr. Ammer is affiliated with Salmon Pharma.
Employment Agreements
We have entered into employment agreements with certain of our executive officers. See the “Executive Compensation” section of this Proxy Statement.
Equity Grants
We have granted stock options to certain of our executive officers and members of our board of directors. See the “Executive Compensation” section of this Proxy Statement.
Indemnification and Limitation on Liability
Section 145 of the Delaware General Corporation Law (DGCL) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and
Vallon Pharmaceuticals - 2022 Proxy Statement | 20

officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our amended and restated certificate of incorporation and our amended and restated bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors, and intend to enter into such agreements with our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2021 are:
•David Baker, our Chief Executive Officer;
•Leanne Kelly, our Chief Financial Officer; and
•Penny Toren, our former Senior Vice President, Regulatory Affairs & Project Management.

On April 19, 2022, Penny Toren’s position as Senior Vice President, Regulatory Affairs & Project Management was eliminated as part of our effort to streamline our operations and preserve our capital and cash resources.
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Summary Compensation Table

As an emerging growth company, we are required to disclose the compensation earned by or paid to our named executive officers for the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Compensation(2)	All Other Compensation ($)(3)	Total ($)
David Baker	2021	391,553	259,136	150,000	12,000	812,689
President and Chief Executive Officer	2020	330,000	122,999	206,250	9,900	669,149

Leanne M. Kelly	2021	177,604	259,136	55,772	6,347	498,859
Chief Financial Officer

Penny S. Toren	2021	256,871	64,784	30,174	7,544	359,373
Former Senior Vice President, Regulatory Affairs & Program Management	2020	235,000	57,399	58,750	7,050	358,199
(1)Reflects the aggregate grant date fair value of stock options granted during the fiscal year calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the executive in connection with the option awards.The assumptions made in valuing the option awards reported in this column are described in our audited financial statements (Note B. Summary of Significant Accounting Policies - [3] Stock-based compensation and Note F, Equity incentive plan) included in our Annual Report.
(2)The amounts in this column represent performance bonuses earned by the named executive officers in the year shown based upon the achievement of pre-established performance objectives. See "— Non-Equity Incentive Plan Compensation" below.
(3)The amounts reflect matching contributions to the named executive officers’ accounts under our SIMPLE IRA plan.
Elements of Compensation

2021 Base Salaries
Effective as of April 1, 2021, Mr. Baker’s annual salary was increased to $400,000. Effective as of March 1, 2021, Ms. Toren’s annual salary was increased to $251,450. Ms. Kelly’s base salary, which was negotiated in connection with her appointment as Chief Financial Officer on May 10, 2021, was set at $275,000.
Non-Equity Incentive Plan Compensation

Each of our named executive officers is eligible to receive an annual performance bonus based on the achievement of corporate and personal objectives as determined by our board of directors or compensation committee. Each executive officer is assigned a target bonus expressed as a percentage of base salary. For 2021, the target bonus opportunities for Mr. Baker, Ms. Kelly (prorated to her May 10, 2021 start date) and Ms. Toren, expressed as a percentage of base salary, were 50%, 35% and 20%, respectively. Actual performance bonus payments depend on the extent to which we achieve pre-established corporate objectives for the year, along with an overall assessment of each officer’s personal performance, as determined by our board of directors or compensation committee. For 2021, the corporate objectives, consisted primarily of: (i) IPO completion; (ii) execution of the SEAL study; (iii) determination of ADMIR ; (iv) execution of key non-clinical studies; and (v) manufacture of ADAIR. In the first quarter of 2022, our compensation committee assessed our level of achievement of these objectives. Based on this assessment, our compensation committee determined that our performance relative to the corporate objectives warranted a payout of 75% of the target bonus opportunity, subject to adjustments for personal performance. Actual bonus amounts paid with respect to 2021 are reflected in the "Non-Equity Incentive Compensation" column of the Summary Compensation Table above.
In addition, pursuant to her employment agreement, Ms. Toren was entitled to receive a one-time performance bonus of $130,000 related to the development and commercialization of ADAIR, which will vest in installments on the following dates: (i) $25,000 on the date the FDA completes its 30-day review period of our Investigational New Drug application for ADAIR , which occurred in July 2018 (ii) $25,000 on the date that we successfully complete the human abuse liability study for ADAIR , (iii) $30,000 on the date that we submit a new drug application (NDA) filing for ADAIR , and (iv) $50,000 on the later of the date when the FDA approves the NDA and the date we engage in exclusive collaboration for commercialization of the product.

Option Awards Granted During 2021

On May 14, 2021, each of Mr. Baker and Ms. Toren was granted a non-qualified stock option to purchase 100,000 and 25,000 shares of our common stock, respectively, with an exercise price of $3.66 per share, which was equal to the closing price of our common stock on
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the date of grant. Subject to the executive's continued employment on each applicable vesting date, 25% of the shares underlying these options vest on May 14, 2022, with the remainder vesting in equal quarterly installments thereafter through May 14, 2025.

Additionally, on May 14, 2021, in conjunction with the commencement of her employment with the Company, Ms. Kelly was granted non-qualified options to purchase 100,000 shares of our common stock, with an exercise price of $3.66 per share, which was equal to the closing price of our common stock on the date of grant. Subject to Ms. Kelly's continued employment on each applicable vesting date, 70,000 shares underlying these options will vest as follows: (i) 17,500 shares on May 14, 2022, and (ii) the remainder vesting in equal quarterly installments thereafter through May 14, 2025. An additional 30,000 shares underlying these options will vest, if at all, following the achievement of certain performance conditions related to regulatory submissions to the FDA for ADAIR, subject to Ms. Kelly’s continued employment.
Qualified Retirement Plan
We offer our employees, including our named executive officers, retirement and certain other benefits, including participation in the tax-qualified SIMPLE IRA retirement plan sponsored by the Company in the same manner as all of our other employees. Pursuant to the SIMPLE IRA program, employees are eligible to contribute to an individual SIMPLE IRA account on a tax-deferred basis. If an employee participates in the SIMPLE IRA plan, we make a matching contribution to the employee’s SIMPLE IRA account in an amount up to 3% of the employee’s base salary (subject to applicable IRS compensation limits). In 2021, Mr. Baker, Ms. Kelly and Ms. Toren contributed to the SIMPLE IRA and received a related matching contribution. Participants are fully vested in both their own contribution and the matching contributions at all times.
We do not maintain any deferred compensation, pension, or profit-sharing plans.
Employment Agreements

We have entered into an employment agreement with each of our named executive officers. The employment agreements provide that the executive will receive a base salary and be eligible to receive an annual cash bonus contingent upon the attainment of certain company milestones and/or individual objectives. Pursuant to the employment agreements, each executive's base salary and target bonus will be reviewed periodically by our compensation committee or board of directors. The employment agreements also provide for certain termination benefits, which are described below in the section entitled "Potential Payments Upon a Termination or Change in Control."
Our named executive officers are also entitled to participate in all of our retirement and group welfare plans available to our senior level executives as a group or our employees generally, subject to the terms and conditions applicable to such plans. Further, each such executive's employment agreement contains restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition and non-solicitation provisions.
Potential Payments Upon a Termination or Change in Control

David Baker

Pursuant to his employment agreement with us, if Mr. Baker’s employment were terminated by us without cause or terminated by Mr. Baker for good reason, in either case not in connection with a change in control, then Mr. Baker is entitled to the following severance benefits:
• continued base salary for a period of 12 months, plus a pro-rated bonus for the year of termination, based on actual performance results for the entire year, and provided he was employed for at least six months during that year; and
•subsidized premiums for COBRA continuation coverage for a period of 12 months (or such earlier date that he obtains alternative coverage).

Pursuant to his employment agreement with us, if Mr. Baker’s employment were terminated by us without cause or terminated by Mr. Baker for good reason,in either case withing the one-year period following a change in control, then Mr. Baker would be entitled to the following severance benefits:
•continued base salary for a period of 18 months, plus a lump sum payment equal to 150% of his target bonus, without proration, for the fiscal year of termination;
•subsidized premiums for COBRA continuation coverage for a period of 18 months (or such earlier date that he obtains alternative coverage); and
•accelerated vesting of all outstanding stock-based awards held by the executive as of the date of termination, with any performance awards deemed satisfied at the “target” performance level, and any stock options remaining outstanding for their full term.

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Leanne Kelly

Pursuant to her employment agreement with us, if Ms. Kelly’s employment were terminated by us without cause or terminated by Ms. Kelly for good reason, in either case not in connection with a change in control, then Ms. Kelly would be entitled to the following severance benefits:
•continued base salary for a period of nine months, plus a pro-rated bonus for the year of termination, based on actual performance results for the entire year, and provided she was employed for at least six months during that year; and
•subsidized premiums for COBRA continuation coverage for a period of nine months (or such earlier date that she obtains alternative coverage).

Pursuant to her employment agreement with us, if Ms.Kelly’s employment were terminated by us without cause or terminated by Ms. Kelly for good reason, in ether case within the one-year period following a change in control transaction, then Ms. Kelly would be entitled to the following severance benefits:
•continued base salary for a period of 12 months, plus a lump sum payment equal to 100% of her target bonus, without proration, for the fiscal year of termination;
•subsidized premiums for COBRA continuation coverage for a period of 12 months (or such earlier date that she obtains alternative coverage); and
•accelerated vesting of all outstanding stock-based awards held by the executive as of the date of termination, with any performance awards deemed satisfied at the “target” performance level, and any stock options remaining outstanding for their full term.

Penny Toren

Pursuant to her employment agreement with us, if Ms. Toren’s employment were terminated by us without cause or terminated by Ms. Toren for good reason, then Ms. Toren would be entitled to continued base salary for six months. Ms. Toren’s employment was terminated without cause on April 19, 2022, and she therefore was entitled to receive this severance payment on the terms, and subject to the conditions, of her employment.
Outstanding Equity Awards at Fiscal Year-End

Stock Option Awards
The following table sets forth the outstanding stock option awards as of December 31, 2021, held by our named executive officers, on an award-by-award basis, setting forth the total number of shares underlying each stock option award that are (i) exercisable, but not yet exercised, (ii) unexercisable and not yet exercised, and (iii) total aggregate amount underlying each award.

Name	Number of securities underlying unexercised, but vested stock options (1)	Number of securities underlying unexercised, but unvested stock options (time based) (1)	Number of securities underlying unexercised, but unvested stock options (performance based) (1)(2)	Total securities underlying the stock options		Option exercise price	Option expiration date
David Baker	46,875	—	—	46,875	(3)	$1.84	10/1/2028
Chief Executive Officer	61,250	—	—	61,250	(3)	$2.20	2/5/2029
	—		37,500	37,500		$4.72	5/22/2030
	—	100,000	—	100,000	(4)	$3.66	5/14/2031

Leanne Kelly	—	70,000	30,000	100,000	(5)	$3.66	5/14/2031
Chief Financial Officer

Penny Toren	7,813	—	39,062	46,875	(6)	$1.84	10/1/2028
Former SVP, Regulatory Affairs and Project Management	3,334	1,666	—	5,000	(7)	$3.82	10/11/2029
	—		17,500	17,500		$4.72	5/22/2030
	—	25,000	—	25,000	(4)	$3.66	5/14/2031
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__________________
(1)All stock option awards were granted under our 2018 Equity Incentive Plan.
(2)The stock option award will vest upon satisfaction of certain performance milestones.
(3)The stock option award is fully vested.
(4)The stock options award will vest 25% on the first anniversary of the vesting start date (May 14, 2021) and 6.25% (1/16th of such shares) for each subsequent full quarter that the executive remains employed with us.
(5)70% of the stock option award will vest 25% on the first anniversary of the vesting start date (May 14, 2021) and 6.25% (1/16th of such shares) for each subsequent full quarter that the executive remains employed with us. The remaining 30% of the stock option award will vest upon the satisfaction of certain performance milestones.
(6)The stock option award vests as to one-sixth of the underlying shares of common stock upon the date of grant, then upon satisfaction of certain performance milestones.
(7)The stock option award vests as to one-third of the underlying shares of common stock on each of October 11, 2020, October 11, 2021 and October 11, 2022.
Stock Awards
We have not granted any stock awards to any of our named executive officers.

DIRECTOR COMPENSATION

Director Compensation and Compensation Table

Our director compensation program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program generally includes a cash component, which is designed to compensate non-employee directors for their service on our Board of Directors and an equity component, which is designed to align the interests of non-employee directors and stockholders. Directors who are employees of the Company receive no additional compensation for their service on our board of directors

The compensation committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board of Directors. As part of this annual review, the compensation committee considers the significant time commitment and skill level required by each non-employee director in serving on our Board of Directors and its various committees. The compensation committee seeks to maintain a market competitive director compensation program and benchmarks our director compensation program against those maintained by our peer group.

For 2021, each of our non-employee directors was eligible to receive an annual retainer of $25,000, and the chair of the audit committee was eligible to receive an additional retainer of $10,000. The annual retainer was payable in cash, or at the election of a director, in the form of an equivalent amount of stock options. In addition, each non-employee director serving in 2021 received an initial stock option grant to purchase 15,000 shares, which generally vests in quarterly or monthly installments over two years.

In January 2022, and effective as of July 1, 2022, the Board of Directors, upon recommendation of the compensation committee, increased the annual retainer for each non-employee director to $30,000, increased the annual retainer for the chair of the audit committee to $15,000, and provided an annual retainer for the chair of the compensation committee of $10,000 and for the chair of the nominating and corporate governance committee of $5,000. Going forward, non-employee directors who are first appointed or elected to the Board will receive an initial stock option grant to purchase 15,000 shares, which generally will vest in quarterly installments over two years.A non-employee director who (i) is serving on the Board as of the date of any annual meeting of our stockholders after July 2, 2022 and has been serving as a non-employee director for at least six months as of the date of such meeting, and (ii) will continue to serve as a non-employee director immediately following such meeting, shall be automatically granted an option grant to purchase 7,500 shares on the date of such annual meeting, which generally will vest in quarterly installments over one year. Non-employee directors generally may elect to receive the $30,000 annual retainer in an award of a stock option in lieu of cash.
The following table provides information on compensation paid to our non-employee directors in 2021:

Name	Fees Earned or Paid in Cash (US$)	Option Awards ($)(1)(8)		Total
Richard Ammer	$—	$62,607	(2)(3)	$62,607
Ofir Levi	—	111,964	(4)(5)	111,964
Joseph Payne	—	72,609	(2)(6)	72,609
Marella Thorell	30,973	80,235	(7)	111,208
_________________
(1)Reflects the aggregate grant date fair value of stock options granted during the fiscal year calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the executive in connection with the option awards.The assumptions made in valuing the option
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awards reported in this column are described in our audited financial statements (Note B. Summary of Significant Accounting Policies - [3] Stock-based compensation and Note F, Equity incentive plan) included in our Annual Report.
(2)Options to purchase 15,000 shares of common stock were granted on May 14, 2021 and vest monthly over a 24-month period.
(3)Options to purchase 10,204 shares of common stock were granted on May 14, 2021 of which 25% vested immediately and an additional 25% vested on each of June 30, 2021, September 30, 2021 and December 31, 2021.
(4)Options to purchase 30,000 shares of common stock were granted on May 14, 2021 which vest monthly over a 24-month period. An additional 15,000 options to purchase common stock were granted on May 14, 2021 of which 25% vested immediately and an additional 25% vested on each of June 30, 2021, September 30, 2021 and December 31, 2021.
(5)Dr. Levi resigned from the Company’s Board of Directors on March 28, 2022.
(6)Options to purchase 14,286 were granted on May 14, 2021 of which 25% vested immediately and an additional 25% vested on each of June 30, 2021, September 30, 2021 and December 31, 2021.
(7)Ms. Thorell joined our board of directors effective February 12, 2021 and was granted 15,000 options which vest monthly over a period of 24 months.
(8)The following table shows the aggregate number of outstanding shares of common stock underlying outstanding options held by our non-employee directors as of December 31, 2021:

Name	Outstanding Option Awards
Richard Ammer	25,204
Ofir Levi	45,000
Joseph Payne	29,286
Marella Thorell	15,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	690,365	(1)	$3.57	— (2)
Equity compensation plans not approved by security holders	18,125	(3)	$4.72	—
Total	708,490		$3.60	—
_____________
(1)Represents shares of common stock issuable upon exercise of 620,365 outstanding stock options under our 2018 Equity Incentive Plan (2018 Plan) and includes 70,000 outstanding stock options whereby we may pay in cash (in lieu of issuing underlying shares) an amount equal to (i) the market price of the underlying common stock on the date of exercise minus (ii) the exercise price if the authorized option pool is depleted when exercised. Our 2018 Plan has been approved by our stockholders.
(2)The number of shares of our common stock authorized under the 2018 Plan automatically increases on January 1st of each year until the expiration of the 2018 Plan, in an amount equal to four percent of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, subject to the discretion of our Board of Directors or compensation committee to determine a lesser number of shares shall be added for such year.
(3)Represents shares of common stock issuable upon the exercise of 18,125 outstanding options issued outside of our 2018 Plan.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Independent Registered Accounting Firm

Our independent registered public accounting firm is EisnerAmper LLP, Iselin, New Jersey, Auditor Firm ID: 274.
The following table represents aggregate fees incurred for EisnerAmper services during the years ended December 31, 2021 and 2020 by us.

	December 31,
	2021	2020
Audit Fees (1)	$180,760	$171,984
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$180,760	$171,984
(1)Audit Fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years as well as the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.
(2)Audit Related Fees represent the aggregate fees billed for assurance and related professional services rendered by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees" .
(3)Tax Fees represent the aggregate fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning services.
(4)All Other Fees represent the aggregate fees billed for all other products and services rendered by our independent registered public accounting firm other than the services reported in the other categories
The audit committee will approve in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The audit committee may form and delegate to subcommittees of one or more members of the audit committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by EisnerAmper for the periods presented were ratified by our board of directors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that requires it, or the chair of our audit committee pursuant to delegated authority, to pre-approve all services provided by our independent registered public accounting firm and the fees for such services. Our audit committee considers, among other things, the possible effect of the performance of such services on the firm's independence. The prior approval of our audit committee, or the chair of our audit committee pursuant to delegated authority, was obtained for all services provided by EisnerAmper in 2021 and 2020 and the fees for such services.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding”. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if requested, our proxy statement and Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, or, if requested, our proxy statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103 or by phone at (267) 607-8255. If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
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If you are the beneficial owner of shares held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of our Notice of Internet Availability of Proxy Materials, this Proxy Statement or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Because we have elected to use the “Notice and Access” method of providing proxy materials to you via the Internet, and have mailed to you a Notice of Internet Availability of Proxy Materials directing you to where you can find these proxy materials on the Internet, this Proxy Statement and our Annual Report for the year ended December 31, 2021 have not been mailed to you.

A copy of our 2021 Annual Report to Stockholders (consisting of our Annual Report on Form 10-K for the year ended December 31, 2021 but excluding the exhibits to such Annual Report) will be mailed, without charge, to stockholders entitled to notice of and to vote at the Annual Meeting, to the extent requested by such stockholders. Requests for a copy of our 2021 Annual Report to Stockholders should be mailed to Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103, Attention: Corporate Secretary. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103, Attention: Corporate Secretary.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by our Corporate Secretary no later than December 26, 2022. Proposals received after that date will not be included in the proxy materials we send out in connection with our 2023 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

In accordance with Rule 14a-19 promulgated under the Exchange Act, a stockholder intending to engage in a director election contest with respect to the 2023 Annual Meeting of stockholders must give the company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary date of the 2022 Annual Meeting. This deadline is April 10, 2023.

In addition, our Bylaws establish an advance notice procedure for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. To be timely, stockholder notice of a nomination or a proposal must be delivered to or mailed and received by the Corporate Secretary at our principal offices not later than the close of business on March 11, 2023 and no earlier than the close of business on February 9, 2023; provided, however, that in the event that the date of the 2023 Annual Meeting of Stockholders is held more than 30 days before or more than 70 days after the anniversary date of the 2022 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made by us. All nominations and stockholder proposals should be sent to the attention of our Corporate Secretary, c/o Vallon Pharmaceuticals, Inc., 100 N. 18th Street, Suite 300, Philadelphia, PA 19103. The notice of nomination or proposal also must comply with the content requirements for such notices set forth in our Bylaws.

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Vallon Pharma

VALLON PHARMACEUTICALS, INC.
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
EDGEWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form..

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82877-P73143

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALLON PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

(a Class I director)
01) David Baker
(a Class II director)
02) Richard Ammer
(a Class II director)
03) Marella Thorell

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote EVERY YEAR on proposal 4:

	Every Year	Every Two Years	Every Three Years	Abstain
4. Advisory, non-binding vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D82878-P73143

VALLON PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 9, 2022, at 9:00 a.m., Eastern Time

The undersigned hereby appoints David Baker and Leanne Kelly, each with full power of substitution and power as proxy to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Vallon Pharmaceuticals, Inc. to be held on Thursday, June 9, 2022, at 9:00 a.m., Eastern Time and any adjournments or postponements thereof, as follows:

This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side